Exhibit (b)(1)


                                                      Mellon Bank

Promissory Note

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$24,000,000.00                     October 15, 1998
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For value received, and intending to be legally bound,
Undersigned, as defined below, promises to pay Mellon Bank,

N.A.
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("Bank") or its order at Philadelphia, Pennsylvania


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the sum of Twenty-Four Million-----------------------------------
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---------------------------------------------------xx/l00 Dollars
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($24,000,000.00), or such lesser or greater principal amount as
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may be outstanding from time to time under the Revolving Line of
Credit Agreement dated of even date herewith as amended and supplemented from time to time, ("Credit Agreement"), between Bank and Undersigned, with interest on the outstanding balance from the date of this Note ("Note") at the rate(s) ("Contractual Rate(s)" specified herein.


See attached Rider to Promissory Note.







After maturity, whether by acceleration or otherwise, interest shall accrue at a rate 2 percent per annum above the Contractual Rate(s) until all sums due hereunder are paid. Interest shall continue to accrue after the entry of judgment at a rate 2 percent per annum above the Contractual Rate(s) until all sums due hereunder and/or under the judgment are paid. Undersigned agrees to pay to Bank, as consideration for Bank's commitment under the Credit Agreement, (i) a commitment fee equal to N/A % per annum on the unborrowed Commitment Amount (as
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defined in the Credit Agreement), from time to time, for each day of the Commitment Period (as defined in the Credit Agreement), and (ii) a facility fee equal to N/A % per annum on the Commitment Amount (whether borrowed or
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unborrowed) for each day of the Commitment Period, in each case payable for the preceding period for which such fee has not been paid,

(a) on the last day of each    N/A
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                                                        and
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                           after the date hereof, (b) on the date
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of each reduction of the Commitment Amount on the amount so reduced, and (c) on the last day of the Commitment Period.

If any payment (including without limitation any regularly scheduled payment, balloon payment and final payment) is not paid within 10 days after it is due, Undersigned will pay a late
      ----
charge as specified below, regardless of whether the payment due consists of principal and interest, principal only or interest only:

[X]   4  % of the unpaid portion of the payment due
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[ ] $            .
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[ ] the greater of $               , or      % of the unpaid
                    ---------------     ----
    portion of the payment due
[ ] late payment charge does not apply

Such late charge shall be in addition to any increase made to the Contractual Rate(s) applicable to the outstanding balance hereof as a result of maturity of this Note or otherwise, as well as in addition to any other applicable fees, charges and costs.

Undersigned shall have the right, at its option, to prepay this
Note in whole at any time or in part from time to time. Any such prepayment shall be applied first to any accrued but unpaid interest, secondly to the prepayment charge, if any, discussed below, and lastly to the unpaid installments of principal in the reverse order of their scheduled maturities. In the event that any portion of principal of this Note accruing interest at a fixed rate is prepaid for any reason whatsoever, whether by declaration, acceleration, demand or otherwise and whether or not an Event of Default has occurred, a prepayment charge shall be due and payable by Undersigned to Bank, calculated as described in the Prepayment Addendum, if any, which references this Note, from Undersigned to Bank, incorporated herein by reference and made a part hereof. All such prepayments shall be subject to all terms and conditions of any such Prepayment Addendum.

If any change after the date hereof in any law, regulation, order, decree or guideline or interpretation or application thereof by any governmental authority charged with the interpretation or administration thereof or compliance by Bank with any request or directive of any governmental authority (whether or not having the force of law) shall either impose, modify or deem applicable any capital adequacy or similar requirement against assets (funded or contingent) of, or credits or commitments to extend credit extended by Bank and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon Bank with respect to the Credit Agreement, this Note, or the making, maintenance or funding of any part of the Loans (or, in the case of capital adequacy or similar requirement, to have the effect of reducing the rate of return on Bank's capital, taking into account Bank's policies with regard to capital adequacy) by an amount which Bank deems to be material, Bank shall from time to time promptly notify Undersigned of the amount determined in good faith by Bank (which determination shall be conclusive absent manifest error) to be necessary to compensate Bank for such increase, reduction or imposition. Such amount shall be due and payable by Undersigned to Bank ten (10) business days after such notice is given.

So long as Bank is the holder hereof, Bank's books and records shall be prima facie deemed correct in evidencing at all times all amounts outstanding under this Note and the date and amount of each advance and payment made pursuant hereto.

The prompt and faithful performance of all of Undersigned's obligations hereunder, including without limitation time of payment, is of the essence of this Note.

1. REPRESENTATIONS. Undersigned hereby makes the following representations and warranties which shall be true and correct on the date of this Note and shall continue to be true and correct for so long as any indebtedness evidenced hereby remains outstanding: (a) Undersigned's residence and/or Chief Executive Office, as the case may be, is as stated below or as otherwise stated in a subsequent written notice delivered to Bank pursuant to the terms hereof; and (b) if any of the Undersigned is an individual, each such individual is at least 18 years of age and under no legal disability or incapacity.

2. COVENANTS. Undersigned covenants and agrees that until all indebtedness evidenced hereby has been paid in full, Undersigned


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shall: (a) use the proceeds of the Loans evidenced hereby only for the purpose(s) specified to Bank at or prior to the execution hereof; (b) promptly notify Bank in writing of any change in its or their residence or Chief Executive Office; (c) provide, upon request, financial or other information, documentation or certifications to Bank (including balance sheets and income statements), all in form and content reasonably satisfactory to Bank; and (d) pay, upon demand by Bank, all amounts reasonably incurred by Bank in connection with any actin or proceeding taken or commenced by Bank to enforce or collect this Note, including reasonable attorney's fees and attorney's costs and all costs of legal proceedings.

3. ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the representations, warranties and covenants set forth in this Note, the Credit Agreement (if any) and any other document executed and delivered in connection with this Note and/or the Credit Agreement, Undersigned hereby represents, warrants, covenants and agrees, on behalf of itself and each of its subsidiaries and affiliates, if any, that: (a) each of them now has and will continue to have all Environmental Permits (as hereinafter defined) necessary for the conduct of each of their businesses and operations; (b) each of them conducts and will continue to conduct each of their businesses and operations in material compliance with all applicable Environmental Laws (as hereinafter defined) and Environmental Permits; (c) there does not exist, nor will any of them permit to exist, any event or condition that requires or is likely to require any of them under any Environmental Law to pay or expend funds by way of fines, judgments, damages, cleanup, remediation or the like in an aggregate amount, the payment of which could reasonably be expected to interfere substantially with normal operations of Undersigned or materially adversely affect the financial condition of Undersigned; (d) Undersigned shall notify Bank, in writing within five (5) business days, upon becoming aware of any pending or threatened proceeding, suit, investigation, allegation or inquiry regarding any alleged event or condition that, if resolved unfavorably to Undersigned or any of Undersigned's subsidiaries or affiliates, is likely to cause Undersigned or any of its subsidiaries or affiliates under any Environmental Law to pay or expend funds by way of fines, penalties, administrative actions, judgments, damages, cleaning, remediation or the like, or cause Undersigned or any of its subsidiaries or affiliates to pay or expend funds for any third party claims, proceedings, actions or judgments for personal injury or property damage resulting from an event or condition relating to Hazardous Substances (as hereinafter defined) or from a release or threatened release of Hazardous Substances; and (e) Undersigned shall provide at Undersigned's cost, upon request by Bank, certifications, documentation, copies of pleadings and other information regarding the above, all in form and content satisfactory to Bank.

4. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" hereunder: (a) default in payment or performance of any of the indebtedness or obligations evidenced by this Note or any other evidence of liability of Undersigned to Bank which remains unpaid or unperformed for five
(5) calendar days after becoming due; (b) the breach by any Obligor (defined as Undersigned and each surety or guarantor of any of Undersigned's liabilities to Bank as well as any person or entity granting Bank a security interest in property to secure any indebtedness evidenced hereby) of any covenant contained in the Credit Agreement, this Note, or in any separate security, guarantee or suretyship agreement between Bank and any Obligor which covenant, if capable of being cured, is not cured within thirty (30) days of its occurrence, the occurrence of any default hereunder or under the terms of any such agreement, or the discovery by Bank of any false or misleading representation made by any Obligor herein or in any such agreement or in any other information submitted to Bank by any Obligor; (c) with respect to any Obligor: (1) death or incapacity of any individual or general partner; or (2) dissolution of any partnership or corporation;
(d) any assignment for the benefit of creditors by any Obligor;
(e) insolvency of any Obligor; (f) the filing or commencement of any petition, action, case or proceeding, voluntary or involuntary, under any state or federal law regarding bankruptcy, insolvency, reorganization, receivership or dissolution, including the Bankruptcy Reform Act of 1978, as amended, by or against any Obligor, which, in the case of any involuntary filing, is not dismissed within sixty (60) days; (g) the garnishment, attachment or taking by governmental authority of any property of the Undersigned which is in Bank's possession or which constitutes security for any indebtedness evidenced hereby;
(h) a material adverse change has occurred in the financial or business condition of Undersigned; (i) the assessment against any Obligor by the Internal Revenue Service or any other federal, state or local taxing authority of unpaid taxes, which taxes remain unpaid for a period of thirty (30) days after their assessment, or the issuance of a levy or the entering of a lien in connection therewith; (j) the maturity of any life insurance policy held as collateral for this Note by reason of the death of the insured or otherwise; (k) the revocation, termination, cancellation, denial of liability, or the attempt of any of the foregoing, by any Obligor of any obligation or liability whatsoever of the Obligor to Bank, including without limitation any security, guarantee or suretyship agreement; or (l) default by Undersigned in the payment of indebtedness of Undersigned or in the performance of any of Undersigned's obligations (other than indebtedness or obligations evidenced by this Note or any other evidence of liability of Undersigned to Bank) and such default shall continue for more than any applicable grace period.

5. ACCELERATION; REMEDIES. Upon the occurrence of any Event of
Default: (a) all amounts due under this Note, including the unpaid balance of principal and interest hereof, shall become immediately due and payable at the option of Bank, without any demand or notice whatsoever; and (b) Bank may immediately and without demand exercise any of its rights and remedies granted herein, under applicable law, or which it may otherwise have, against Undersigned or otherwise. Notwithstanding any provision to the contrary contained herein, upon the occurrence of an Event of Default as described in Section 3(f) hereof, all amounts due under this Note shall become immediately due and payable, without any demand, notice, or further action by Bank whatsoever, and an action therefor shall immediately accrue.

6. BANK'S RIGHTS. Undersigned hereby authorizes Bank, and Bank shall have the continuing right, at its sole option and discretion, after reasonable notice, to: (a) do anything which Undersigned is required but fails to do hereunder, and in particular Bank may, if Undersigned fails to do so, obtain and pay any premiums payable on any policy of insurance required to be obtained or maintained hereunder, and add any amounts paid under this Section 5(a) to the principal amount of the indebtedness evidenced by this Note; (b) pay the proceeds of the Loans evidenced by this Note to any or all of the Undersigned individually or jointly, or to such other persons as any of the Undersigned may direct; and (c) add any amounts reasonably paid or incurred by Bank hereunder to the principal amount of the indebtedness evidenced by this Note.

7. DEFINITIONS; MISCELLANEOUS PROVISIONS. (a) Undersigned waives protest of all commercial paper at any time held by Bank on which Undersigned is in any way liable, notice of nonpayment at maturity of any and all accounts, and (except where requested hereby) notice of action taken by Bank. Bank shall be entitled to exercise any right notwithstanding any prior exercise, failure to exercise or delay in exercising any such right. (b) Bank shall retain the lien of any judgment entered on account of the indebtedness evidenced hereby. Undersigned warrants that Undersigned has no defense whatsoever to any action or proceeding that may be brought to enforce or realize on any such judgment.
(c) If any provision hereof shall for any reason be held invalid or unenforceable, no other provision shall be affected thereby, and this Note shall be construed as if the invalid or unenforceable provision had never been a part of it. The descriptive headings of this Note are for convenience only and shall not in any way affect the meaning or construction of any provision hereof. (d) The rights and privileges of Bank contained


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in this Note shall inure to the benefit of its successors and assigns, and the duties of Undersigned shall bind all heirs, personal representatives, successors and assigns. (e) This Note shall in all respects be governed by the laws of the state in which this Note is payable (except to the extent that federal law governs). (f) "Chief Executive Office" means the place from which the main part of the business operations of an entity is managed.
(g) "Undersigned" refers individually and collectively to all makers of this Note, including, in the case of any partnership, all general partners of such partnership individually and collectively, whether or not such partners sign below. Undersigned shall each be jointly and severally bound by the terms hereof, and, with respect to any partnership executing this Note, each general partner shall be bound hereby both in such general partner's individual and partnership capacities. (h) Capitalized terms not defined in this Note shall have the same meanings set forth in the Credit Agreement. (i) "Environmental Law" means any federal, state or local environmental law, statue, regulation, rule, ordinance, court or administrative order or decree, or private agreement or interpretation, now or hereafter in existence, relating to the manufacture, distribution, labeling, use, handling, collection, storage, treatment, disposal or otherwise of Hazardous Substances, or in any way relating to pollution or protection of the environment or public health. (j) "Environmental Permit" means any federal, state or local permit, license or authorization issued under or in connection with any Environmental Law. (k) "Hazardous Substances" means petroleum and petroleum products, radioactive materials, asbestos, radon, lead containing materials, sewage or any materials or substances defined as or included in the definition of "hazardous wastes," "hazardous substances," hazardous materials," "toxic substances," "hazardous air pollutants," "toxic pollutants," "pollution," or terms of similar meaning as those terms are used in any Environmental Law.

8. CONFESSION OF JUDGMENT. UNDERSIGNED HEREBY EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR UNDERSIGNED AND TO CONFESS JUDGMENT AS OFTEN AS NECESSARY AGAINST UNDERSIGNED IN FAVOR OF THE HOLDER HEREOF, AS OF ANY TERM, FOR THE ABOVE SUM PLUS INTEREST DUE UNDER THE TERMS HEREOF, TOGETHER WITH COSTS OF LEGAL PROCEEDINGS AND REASONABLE ATTORNEY'S FEES, WITH RELEASE OF ALL ERRORS. UNDERSIGNED WAIVES ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION.


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Signatures
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Witness the due execution hereof.
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Witness:           Individual:

x                                 x                    (Seal)
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                                  Address

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Witness:                          Individual:

x                                 x                    (Seal)
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                                  Address

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Corporation or Other Entity

                                  BURNHAM CORPORATION
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Attest/Witness                    By:  (Signature and Title)

x /s/ Robert Berardi              x /s/ Ronald L. Griffith (Seal)
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                                  By:  (Signature and Title)

                                  x Senior Vice President  (Seal)
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(Corporate Seal)                  Business Address

                                  1241 Harrisburg Ave.,
                                  P.O. Box 3205,
                                  Lancaster, PA  17604
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CL-405 Rev. (10/89) PD 7/95